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                                                                      EXHIBIT 6b

                                     FORM OF
                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                 BETWEEN THE CHARLES SCHWAB FAMILY OF FUNDS AND
                           CHARLES SCHWAB & CO., INC.



FUND                                                         EFFECTIVE DATE
----                                                         --------------

Schwab Money Market Fund                                    December 15, 1989
Schwab Government Money Fund                                December 15, 1989
Schwab Tax-Exempt Money Fund                                December 15, 1989
Schwab California Tax-Exempt Money Fund                     November 5, 1990
Schwab U.S. Treasury Money Fund                             November 5, 1991
Schwab Value Advantage Money Fund                           February 7, 1992
Schwab Institutional Advantage Money Fund                   November 26, 1993
Schwab Retirement Money Fund                                November 26, 1993
Schwab New York Tax-Exempt Money Fund                       November 10, 1994
Schwab Government Cash Reserves Fund                        October 20, 1997




                                       THE CHARLES SCHWAB FAMILY OF FUNDS


                                       By:          __________________

                                       Name:        Stephen B. Ward
                                       Title:       Executive Vice President and
                                                    Chief Investment Officer


                                       CHARLES SCHWAB & CO., INC.


                                       By:          __________________

                                       Name:        Colleen M. Hummer
                                       Title:       Senior Vice President